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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference of our report, dated September 26, 2005 relating to our audit of the consolidated financial statements and the financial statement schedule, appearing in this Annual Report on Form 10-K of Lantronix, Inc. for the fiscal year ended June 30, 2005 in the previously filed Registration Statements of Lantronix, Inc. on Form S-8 (File Nos. 333-45182, 333-54870, 333-63000, 333-72322, 333-85238, 333-85230,
333-013395, 333-116726, and 333-121000).


Irvine, California
September 26, 2005